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(a)  Exhibit 11 -COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES


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

                                                                          Three Months Ended     Six Months Ended
                                                                             June 30, 1997         June 30, 1997
                                                                             -------------      ----------------
Primary
-------

Net income                                                                     $    1,962            $    3,678
                                                                               ==========            ==========

Weighted average shares outstanding

  Average Common shares                                                         4,945,122             5,013,239

  Average unallocated ESOP shares                                                (262,734)             (268,698)

  Common stock equivalents - options
   and warrants                                                                   321,762               259,993
                                                                               ----------            ----------

Total weighted average shares outstanding
  during period                                                                 5,004,150             5,004,534
                                                                               ==========            ==========

Earnings per common and common share equivalent - primary                      $      .39            $      .73
                                                                               ==========            ==========


Fully Diluted

Net income                                                                     $    1,962            $    3,678
                                                                               ==========            ==========

Weighted average shares outstanding

  Average common shares                                                         4,945,122             5,013,239

  Average unallocated ESOP shares                                                (262,734)             (268,698)

  Common stock equivalents - options and
   warrants                                                                       349,179               352,569
                                                                               ----------            ----------

Total weighted average shares outstanding
 during period                                                                  5,031,567             5,097,110
                                                                               ==========            ==========

Earnings per common and common share equivalent - fully diluted                     $ .39                 $ .72
                                                                                    =====                 =====
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